Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D
The changes with respect to the Goldman Sachs Money Market Fund described above under Sub-Item 77D are reflected in Post-Effective Amendment No. 51, which is incorporated herein by reference.